Board of Trustees
Page 1
May 29, 1998


May 29, 1998


Board of Trustees                                    Board of Trustees
Maplewood Investment Trust                           Dunhill Investment Trust
312 Walnut Street 21st Floor                         700 West Pete Rose Way
Cincinnati, Ohio 45202                               Suite 217
                                                     Cincinnati, Ohio 45203

RE: TAX FREE REORGANIZATION OF THE REGIONAL  OPPORTUNITY FUND: OHIO, INDIANA AND
    KENTUCKY

Ladies and Gentlemen:

This tax  opinion is being  furnished  to you in  connection  with the  proposed tax-free reorganization of the Regional Opportunity Fund: Ohio, Indiana, Kentucky series, (hereinafter "THE FUND") a series Fund of Maplewood Investment Trust, a Massachusetts Business Trust, (hereinafter "THE TRUST") into the corresponding New Series Fund of Dunhill Investment Trust, (hereinafter "DUNHILL") an Ohio Business Trust, pursuant to the Agreement and Plan of Reorganization (hereinafter "THE PLAN") dated May 1, 1998 in accordance with
Section  368(a)(1)(F)  of the Internal  Revenue Code of 1986,  (hereinafter  the
CODE).

     The Board of Trustees of Trust proposed to change the domicile of the organization in order to internalize the transfer agency and administrative functions for the Fund to provide prompt and more efficient service to shareholders. Trust will continue to operate its other Funds and as such must separate the Fund from the Trust.

     To accomplish these purposes, the Board of Trustees of the Trust proposes to transfer all of its assets held in the Fund to Dunhill in exchange for Dunhill's assumption of all of the Fund's liabilities and for full and fractional beneficial interests (shares) of Dunhill equal to the number of the Fund shares then outstanding. Trust will distribute Dunhill shares pro rata to its shareholders in liquidation of Fund's entire interest in the Fund.

     This distribution will be accomplished by establishing for each shareholder of the Fund an open account of the trust shares representing a number of shares equal to the number of shares owned by the shareholders at the time of the transfer of the Fund by Trust to Dunhill Investment Trust. Trust will then dissolve the Fund under Massachusetts state law.

Respectfully yours,

/s/ Stephen L. Robison

Stephen L. Robison, Esq.
Attorney at Law

SLR/rd

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Board of Trustees
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May 29, 1998

1. REPRESENTATIONS.  THE FOLLOWING REPRESENTATIONS ARE MADE BY THE MANAGEMENT OF
ALL  PARTIES  TO  THE  EXCHANGE  IN  CONNECTION   WITH  THE  PROPOSED  TAX  FREE
REORGANIZATION PURSUANT TO 368(A)(1)(F).

     a. Trust is a widely held non-diversified open-end investment management company organized as a business trust series fund under the laws of the State of Massachusetts on August 12, 1992 as the Amelia Earhart Eagle Investments, and registered with the Securities and Exchange Commission (hereinafter "SEC") under the Investment Company Act of 1940 in September 1992 with its registration declared effective in March 1993. The Trust's SEC Central Key Index #891522 has been continuously registered with the SEC since September 1992 through the date of this opinion. The Trust was amended and restated as of November 1, 1994 and changed its name on December 28, 1994 to Nottingham Investment Trust. The Trust changed its name again to Maplewood Investment Trust, a series company on June 12, 1996. Trust is operated as a regulated investment company engaged in the continuous offering of shares to the public pursuant to applicable Federal law.

     b. Trust currently consists of three separate funds, including the Fund. In accordance with the tax rules under Section 851 et seq. of the Code each fund is treated as a separate taxable entity.

     c. The Fund, fka the Greater Cincinnati Fund, was established on January 3, 1995, and filed its first tax return for the year ended February 28, 1995, electing to be treated as a Registered Investment Company on its initial tax return in accordance with Section 851(h) of the Internal Revenue Code of 1986. It files its federal income tax return as a regulated investment company under
Section 851 of the Internal Revenue Code. As of February 28, 1998 Trust had 319 shareholders with 322,214 shares of non-par value shares outstanding.

     d. According to Audited Financial Statements prepared by its auditors, the Fund met the diversification requirements under Section 851(b)(3) and the income distribution requirement under Section 851(b)(2) for the period through February 28, 1998. The Fund is administered by Countrywide Fund Services, Inc., its investment advisor is CityFund Advisory, Inc., and its auditors are KPMG Peat Marwick, LLP.

     e. The Trust provides the following shareholder rights:

          i. Shares shall mean the transferable units of interest into which the beneficial interest in any Series or Class of the Trust shall be divided from time to time and includes fractions of shares as well as whole shares.

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Board of Trustees
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May 29, 1998

          ii. No shareholder shall be deemed to have a severable ownership in any individual asset of the Trust or any right of partition or possession thereof but each Shareholder shall have a proportionate considered beneficial interest in the Trust.

          iii. No shareholder of the Trust shall have any liability solely on his being a Shareholder of the Trust.

          iv. The Shareholders representing a majority of the shares entitled to vote shall have the power to vote v. for the election or removal of Trustees;

               (1) with respect to any investment advisor;

               (2) with respect to the amendment or termination of the Trust;


               (3) to the same extent as the shareholders of a Massachusetts business corporation except that a Shareholder of a particular Series shall not in any event be entitled to maintain a derivative or class action on behalf of any other Series or the Shareholders thereof); and

               (4) with respect to such additional matters relating to the Trust as may be required by law, by this Declaration, or the By-Laws of the Trust or any regulation of the Trust by the Commission or any State, or as the Trustees may consider desirable.

          vi. Shareholder meetings shall be held as specified in the By-Laws or at such other place as the trustees may designate. Meetings of the Shareholders may be called by the Trustees or by officers of the Trust given such authority in the By-Laws and shall be called by the Trustees at a place designated by them upon written request specifying the purpose of such meeting and submitted by Shareholders of any Series or Class holding in the aggregate not less than 10% of the outstanding shares of such Series or Class having voting rights.

     f. The Trustees shall have the following powers.

          i. The Trustees may authorize the division of Shares into two or more Series, each Series relating to a separate portfolio of investments; and may further authorize the division of the Shares of any Series into two or more Classes.

          ii. The ownership of the Trust Property and the right to conduct any business hereinbefore described are vested exclusively in the Trustees, and the shareholders shall have no interest therein other than the beneficial interest conferred by their Shares with respect to a particular Series or Class, and they shall have no right to call for any partition or division of any property, profits, rights or interests of the Trust nor can they be called upon to share or assume any losses of the Trust or suffer an assessment of any kind by virtue of their ownership of Shares. The Shares shall be personal property giving only the rights in this Declaration

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Board of Trustees
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May 29, 1998

specifically set forth. The Shares shall not entitle the holder to preference, preemptive, appraisal, conversion or exchange rights.

          iii. It is the intention of the Trustees to create only the relationship of Trustee and beneficiary between the Trustees and each Shareholder from time to time. It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, limited liability company, bailment or any form of legal relationship other than a business trust. Nothing in this Declaration shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association.

          iv. The Trustees may issue Shares with respect to any Series of Class on such terms as the Trustees may deem best. In connection with any issuance of Shares, the Trustees may issue fractional Shares.

          v. All outstanding Shares of any Series of the Trust may be redeemed at the option of the holders thereof, upon and subject to the terms and conditions provided in this Trust.

          vi. The net asset value of each outstanding Share of each Series and Class of the Trust shall be determined at such time or times on such days as the trustees may determine, in accordance with the 1940 Act, with respect to each Series and Class.

          vii.The Trustees shall have the power to conduct, operate and carry on the business of an investment company, including any activity incidental to the business of an investment company or conducive to or expedient for the benefit or protection of the Trust or its Shareholders;

     g. The Fund's investment objective is to provide long-term capital growth by investing primarily in common stocks and other equity securities of publicly-traded companies headquartered in Greater Cincinnati and the Cincinnati tri-state region, and those companies having a significant presence in the region. The Fund currently offers only Class B shares sold subject to a contingent deferred sales load if redeemed within five years from the date of purchase and a distribution fee of up to 1% of average daily net assets.

     h. Share valuation -- The net asset value per share of the Fund is calculated daily by dividing the total value of the Fund's assets, less liabilities, by the number of shares outstanding. The offering price per share of the Fund is equal to the net asset value per share. The redemption price per share is equal to the net asset value per share, subject to a contingent deferred sales load if redeemed within a five-year period from the date of initial purchase. The charge declines from 5% to 0% over a five year period.

     i. Distributions to shareholders -- Dividends arising from net investment income, if any, are declared and paid annually to shareholders of the Fund. Net realized short-term capital gains, if any, may be distributed

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Board of Trustees
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May 29, 1998

 throughout the year and net realized long-term capital gains, if any are distributed at least once each year. Income distributions and capital gain distributions are determined in accordance with income tax regulations.

         j. Dunhill was organized as a Business Trust Series Fund under the laws of the state of Ohio on May 13, 1998, and will be registered with the Securities and Exchange Commission under the Investment Company Act of 1940 on or before the effective date of the Plan as a widely held non-diversified open-end investment management company.

         k. Dunhill provides the following shareholder rights:

          i. Shares shall mean the transferable units of interest into which the beneficial interest in any Series or Class of the Trust shall be divided from time to time and includes fractions of shares as well as whole shares.

          ii. No shareholder shall be deemed to have a severable ownership in any individual asset of the Trust or any right of partition or possession thereof but each Shareholder shall have a proportionate considered beneficial interest in the Trust.

          iii. No shareholder of the Trust shall have any liability solely on his being a Shareholder of the Trust.

          iv. The Shareholders representing a majority of the shares entitled to vote shall have the power to vote v. for the election or removal of Trustees;

               (1) with respect to any investment advisor;

               (2) with respect to the amendment or termination of the Trust;

               (3) to the same extent as the shareholders of an Ohio business trust except that a Shareholder of a particular Series shall not in any event be entitled to maintain a derivative or class action on behalf of any other Series or the Shareholders thereof); and

               (4) with respect to such additional matters relating to the Trust as may be required by law, by this Declaration, or the By-Laws of the Trust or any regulation of the Trust by the Commission or any State, or as the Trustees may consider desirable.

          vi. Shareholder meetings shall be held as specified in the By-Laws or at such other place as the trustees may designate. Meetings of the Shareholders may be called by the Trustees or by officers of the Trust given such authority in the By-Laws and shall be called by the Trustees at a place designated by them upon written request specifying the purpose of such meeting and submitted by Shareholders of any Series or Class holding in the aggregate not less than 10% of the outstanding shares of such Series or Class having voting rights.

                                        5

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Board of Trustees
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May 29, 1998

     l. The Trustees shall have the following powers.

          i. The Trustees may authorize the division of Shares into two or more Series, each Series relating to a separate portfolio of investments; and may further authorize the division of the Shares of any Series into two or more Classes.

          ii. The ownership of the Trust Property and the right to conduct any business hereinbefore described are vested exclusively in the Trustees, and the shareholders shall have no interest therein other than the beneficial interest conferred by their Shares with respect to a particular Series or Class, and they shall have no right to call for any partition or division of any property, profits, rights or interests of the Trust nor can they be called upon to share or assume any losses of the Trust or suffer an assessment of any kind by virtue of their ownership of Shares. The Shares shall be personal property giving only the rights in this Declaration specifically set forth. The Shares shall not entitle the holder to preference, preemptive, appraisal, conversion or exchange rights.

          iii. It is the intention of the Trustees to create only the relationship of Trustee and beneficiary between the Trustees and each Shareholder from time to time. It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, limited liability company, bailment or any form of legal relationship other than a business trust. Nothing in this Declaration shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association.

          iv. The Trustees may issue Shares with respect to any Series of Class on such terms as the Trustees may deem best. In connection with any issuance of Shares, the Trustees may issue fractional Shares.

          v. (a) All outstanding Shares of any Series of the Trust may be redeemed at the option of the holders thereof, upon and subject to the terms and conditions provided in this Trust.

          vi. The net asset value of each outstanding Share of each Series and Class of the Trust shall be determined at such time or times on such days as the trustees may determine, in accordance with the 1940 Act, with respect to each Series and Class.

          vii.The Trustees shall have the power to conduct, operate and carry on the business of an investment company, including any activity incidental to the business of an investment company or conducive to or expedient for the benefit or protection of the Trust or its Shareholders;

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Board of Trustees
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May 29, 1998

     m. The Fund's investment objective is to provide long-term capital growth by investing primarily in common stocks and other equity securities of publicly-traded companies headquartered in Greater Cincinnati and the Cincinnati tri-state region, and those companies having a significant presence in the region. The Fund currently offers only Class B shares sold subject to a contingent deferred sales load if redeemed within five years from the date of purchase and a distribution fee of up to 1% of average daily net assets.

     n. Share valuation -- The net asset value per share of the Fund is calculated daily by dividing the total value of the Fund's assets, less liabilities, by the number of shares outstanding. The offering price per share of the Fund is equal to the net asset value per share. The redemption price per share is equal to the net asset value per share, subject to a contingent deferred sales load if redeemed within a five-year period from the date of initial purchase. The charge declines from 5% to 0% over a five year period.

     o. Distributions to shareholders -- Dividends arising from net investment income, if any, are declared and paid annually to shareholders of the Fund. Net realized short-term capital gains, if any, may be distributed throughout the year and net realized long-term capital gains, if any are distributed at least once each year. Income distributions and capital gain distributions are determined in accordance with income tax regulations.

     p. Trust has and Dunhill will invest in or acquire assets in a manner and in amounts consistent with the requirements for the qualification as a regulated investment company within the meaning of Section 851 of the Internal Revenue Code. Following the consummation of the proposed transaction, Dunhill will have the same assets, liabilities, rights, number of shares, shareholders and business Trust had and the only difference between Trust and Dunhill will be the state of organization.

     q. While Trust and Dunhill may have different classes of shares, currently Trust and Dunhill have one class of shares. Trust and Dunhill shares currently share in all the assets of each Trust, will have the same net asset value per share, and will have identical voting and other rights. Each Trust shares are redeemable at any time at their net asset value. Trust has qualified under the special provisions of subchapter M of the Code applicable to regulated investment companies. Upon consummation of the proposed transaction, Dunhill will qualify as a regulated investment company.

     r. The term of Dunhill shall be perpetual.

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Board of Trustees
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May 29, 1998

2. SUMMARY OF FACTS

     a. The fair market value of Dunhill shares to be received by Fund shareholders will be, in each instance, approximately equal to the fair market value of Fund shares surrendered in exchange therefor.

     b. The managements of Dunhill and Maplewood are aware of no plan or intention of the shareholders of Fund (apart from investment decisions made in the ordinary course of investing in so-called mutual funds such as Maplewood or Dunhill) to dispose of any of the Dunhill shares to be received in the proposed transaction or to dispose of any shares of Fund prior to the exchange. As non-diversified open-end investment companies, both Trusts are and will be obligated to redeem their outstanding shares upon the request of the shareholder, at the then net asset value.

     c. Dunhill and its affiliates will assume liabilities for all fees and expenses in the proposed transaction (including fees and expenses incurred by Fund as well as those incurred by Dunhill), including legal, accounting, printing, filing, and proxy solicitation expenses and portfolio transfer taxes (if any), incurred by the parties as the direct result of the proposed transaction which Fund shall have incurred but not have paid as of the exchange date. All such expenses incurred by Fund and assumed by Dunhill shall be solely and directly related to the proposed transaction. Under no circumstances shall the assumption of Dunhill's expenses by involve the payment of any money or other property by Dunhill to Fund. Fund's shareholders will pay their own expenses, if any, incurred in connection with the above transaction.

     d. The liabilities of Fund to be assumed by Dunhill directly or to which the assets of Fund are subject (and thus will be assumed by Dunhill indirectly on the receipt of those assets) were incurred in the ordinary course of business of Fund or will arise out of the proposed transaction.

     e. Dunhill has no plan or intention to redeem or otherwise reacquire any of its shares issued in the proposed transaction except as required by the Investment Company Act of 1940.

     f. Dunhill has no plan or intention to sell or otherwise dispose of any of the assets of Fund to be acquired by it in the proposed transaction except dispositions made in the ordinary course of business.

     g. Following the proposed transaction, Dunhill will continue the business of Fund in a substantially unchanged manner.

     h. Immediately following the proposed transaction, Dunhill will possess the same assets and liabilities (except for assets used to pay expenses incurred in connection with the proposed transaction) as those possessed by Fund immediately prior to the proposed transaction.

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Board of Trustees
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May 29, 1998

     i. Immediately following the proposed transaction, the shareholders of Fund will own all of the outstanding shares of Dunhill and will own such shares solely by reason of their ownership of Fund immediately prior to the proposed transaction.

     j. Fund has no outstanding warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in Fund.

     k. The adjusted basis and the fair market value of the assets of Fund to be transferred to Dunhill in the proposed transaction will each exceed the sum of the liabilities to be assumed by Dunhill plus the amount of liabilities to which such assets are subject.

     l. There is no indebtedness between Fund and Dunhill that was issued, acquired, or will be settled at discount.

     m. Fund does meet and Dunhill will meet the requirements for qualification as a regulated investment company as defined in Section 851 of the Code.

     n. Prior to the proposed transaction Dunhill will not have any assets. Accordingly, no two parties to the proposed transaction will be an investment company as defined in Section 368(a)(2)(F)(iii) of the Code immediately prior to the proposed transaction.

     o. Neither Fund nor Dunhill are under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

3. TAX CONSEQUENCES:

Based solely on the information received and the representations as set forth in this ruling letter, and provided that Dunhill shall elect to be classified as a corporation taxable as an association within the meaning of Section 7701(a)(3) of the Code and the regulations thereunder, that Dunhill qualifies as a registered open end regulated investment company under Part I of Subchapter M of the Code, and that any redemptions that ordinarily might occur are in fact unrelated to the proposed transaction, it is held as follows:

     a. Where the formation of Dunhill provides that share ownership shall be freely transferable, that the duration of the trust shall be perpetual, that the management of the Trust shall be centralized in the Board of Trustees and liability of the organization debts shall be limited to the assets of the organization shall result in Dunhill being eligible to elect to be treated as an association within the meaning of Section 7701(a)(3) of the Code and the regulations thereunder.

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Board of Trustees
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May 29, 1998

     b. The formation of Dunhill by Fund followed by the transfer of Fund's assets to Dunhill in exchange for Dunhill shares and the distribution by Fund of Dunhill shares in cancellation of Fund shares will qualify as a reorganization within the meaning of Section 368(a)(1)(F) of the Code (Rev. Rul. 67-376, 1967-2 C.B. 142). Fund and Dunhill each will be "a party to a reorganization" within the meaning of Section 368(b).

     c. No gain or loss will be recognized by Fund on the transfer of its assets to and the assumption of its liabilities by Dunhill in the proposed transaction (Sections 361(a) and Sections 357(a)).

     d. No gain or loss will be recognized by Dunhill upon the acquisition of Fund's assets in exchange for Dunhill shares (Section 1032(a)).

     e. The basis of the assets of Fund acquired by Dunhill will be the same as the basis of such assets when held by Fund immediately prior to the proposed transaction (Section 362(b)).

     f. The holding period of the assets of Fund when held by Dunhill will include the period during which such assets were held by Fund (Section 1223(2)).

     g. No gain or loss will be recognized by any shareholder of Fund upon the exchange of his shares for Dunhill shares, including fractional shares (Section 354(a)(1)).

     h. The basis of Dunhill shares received by former Fund shareholders will be the same as the basis of the Fund shares surrendered in exchange therefor (Section 358(a)(1)).

     i. The holding period of Dunhill shares received by former Fund shareholders will include, in each instance, the holding period of Fund shares surrendered in exchange therefor, provided such shares was held as a capital asset on the date of the exchange (Section 1223(1)).

     j. The tax attributes of Fund enumerated in Section 381(c) will be taken into account by Dunhill has if there had been no reorganization (Section 1.381(b)-1(a)(2) of the Income Tax Regulations). The taxable year of Fund will not end on the date of the reorganization and the part of the taxable year of Fund before the reorganization and the part of the taxable year of Dunhill after the reorganization will constitute a single taxable year of Dunhill (Section 1.381(b)-1(a)(2) of the Regulations. Dividends paid by Dunhill after the proposed transaction will, to the extent they would have qualified as dividends paid by Fund after the close of its taxable year under Section 855 of the Code, qualify as dividends paid by the Fund even though paid by Dunhill after the proposed transaction, and designations and notices with respect to such dividends made by Dunhill shall be treated as designations or notices made by Fund.

     k. The payment of a stock dividend will constitute payment of a dividend by Dunhill under Section 852(a)(1) of the Code and Section 561 of the Code to the same extent that a distribution of cash would have

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Board of Trustees
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May 29, 1998

constituted payment of such a dividend. Dunhill may designate all or a portion of the dividend as a capital gain dividend under Section 852(a)(3)(C) of the Code, to the same extent such designation would be permitted if the dividend would have been paid in cash.

     l. No opinion is expressed about the tax treatment of the transaction under other provisions of the Code and regulations or about the tax treatment of any condition existing at the time of, or effects resulting from, the transaction that are not specifically covered by the above opinion. I have examined and relied upon originals or copies, certified or otherwise identified to my satisfaction, of such records, agreements, documents, and other instruments and certificates or comparable documents of public officials and of officers and representatives of the parties to this transaction, and I have made such inquiries of the officers and representatives of the parties to this transaction, as I have deemed relevant and necessary as the basis for the opinion set forth herein.

     m. In such examination, I have assumed, without independent verification, the genuineness of all signatures, whether original or photostatic, and the authenticity of all documents submitted to me as originals and the conformity to authentic original documents of all documents submitted to me as certified or photostatic copies. As to all questions of fact material to such opinion, I have assumed, without independent verification, the accuracy of the relevant facts herein.

                                       11